AMENDED AND RESTATED
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT



       THIS AGREEMENT is made as of this 20th day of November, 1997, by and between The Aquinas Funds, Inc., a Maryland corporation ("Aquinas Funds"), and Sunstone Financial Group, Inc., a Wisconsin corporation (the "Administrator").

       WHEREAS, Aquinas Funds is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and is authorized to issue shares of common stock (the "Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Aquinas Funds and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide administration and fund accounting services to such investment portfolios of Aquinas Funds as are listed on Schedule A hereto and any additional investment portfolios the Aquinas Funds and Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

       NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


   1.  Appointment

       Aquinas Funds hereby appoints the Administrator as administrator and fund accountant for the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

   2.  Services as Administrator

       (a) Subject to the direction and control of Aquinas Funds' Board of Directors and utilizing information provided by Aquinas Funds and its agents, the Administrator will: (1) provide office space, facilities, equipment and personnel to carry out its services hereunder; (2) compile data for and prepare with respect to the Funds timely Notices to the Securities and Exchange Commission (the "Commission") required pursuant to Rule 24f-2 under the Act and Semi-Annual Reports on Form N-SAR; (3) prepare for execution by Aquinas Funds and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by Aquinas Funds' custodian or transfer agent; (4) prepare compliance filings relating to the registration of the securities of the Funds pursuant to state securities laws with the advice of Aquinas Funds' counsel; (5) perform securities valuations; (6) determine the income and expense accruals of the Funds; (7) calculate daily net asset values and income factors of the Funds; (8) maintain all general ledger accounts and related subledgers; (9) prepare financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the Act; (10) assist to the extent requested by Aquinas Funds with the preparation of the Registration Statement for the Funds (on Form N-1A or any replacement therefor) and any amendments thereto, and proxy materials; (11) prepare and monitor each Fund's expense accruals and cause all appropriate expenses to be paid from Fund assets on proper authorization from the Fund; (12) assist in the acquisition of the Funds' fidelity bond required by the Act, monitor the amount of the bond and make the necessary Commission filings related thereto; (13) from time to time as the Administrator deems appropriate, check each Fund's compliance with the policies and limitations relating to portfolio investments as set forth in the Prospectus, Statement of Additional Information, and Articles of Incorporation and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (but this function shall not relieve each Fund's investment adviser of its primary day-to-day responsibility for assuring such compliance); (14) maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the Act; and (15) generally assist in each Fund's administrative operations. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

       (b) The Directors of Aquinas Funds shall cause the officers and employees of Aquinas Funds, the adviser, legal counsel, independent accountants, custodian and transfer agent and other agents and representatives of the Funds to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Funds as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, shall not be liable or responsible for any losses resulting from its reliance, and shall be held harmless by the Funds when acting in reliance, upon the instruction, advice, information or any documents relating to the Funds provided to the Administrator by any of the aforementioned persons or their representatives. Fees charged by such persons shall be an expense of the Funds. The Administrator shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. The Administrator shall not be held to have notice of any change of authority of any officer, agent or employee of Aquinas Funds until receipt of written notice thereof from Aquinas Funds.

       (c) In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that all records which it maintains for the Funds are the property of the Funds and further agrees to surrender promptly to each Fund any of such records upon the Fund's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records described in (a) above which are maintained by the Administrator for the Fund.

       (d) It is understood that in determining security valuations, the Administrator employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. The Administrator shall identify to the Aquinas Funds and the Board of Directors any such pricing service utilized on behalf of the Aquinas Funds. The Administrator is authorized to rely on the prices provided by such service(s) or by the Funds' investment adviser, sub-adviser or other authorized representative of the Funds.

       (e) The Aquinas Fund's Board of Directors and the Aquinas Funds' investment adviser and sub-advisers have and retain primary responsibility for all compliance matters relating to the Funds including but not limited to compliance with the Investment Company Act of 1940, as amended, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information.


   3.  Fees; Delegation; Expenses

       (a) In consideration of the services rendered pursuant to this Agreement, the Aquinas Funds will pay the Administrator a fee, computed daily and payable monthly, as provided in Schedule B hereto, plus out-of-pocket expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel on behalf of the Aquinas Funds, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees and expenses of pricing services, and photocopying, postage and overnight delivery expenses. Fees shall be paid by each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund.

       (b) For the purpose of determining fees payable to the Administrator, net asset values shall be computed in accordance with the Funds' Prospectuses and resolutions of Aquinas Funds' Board of Directors. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Such fee as is attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

       (c) The Administrator will from time to time employ or associate itself with such person or persons as the Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Administrator and Aquinas Funds. The compensation of such person or persons shall be paid by the Administrator and no obligation shall be incurred on behalf of the Funds in such respect.

       (d) The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise provided herein. Other costs and expenses to be incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions, if any; salaries, fees and expenses of officers and Directors; Commission fees and state Blue Sky fees; advisory and administration fees; charges of custodians, transfer agents and dividend disbursing agents; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; typesetting, proofing, printing and mailing of prospectuses, statements of additional information, supplements, notices and proxy materials for regulatory purposes and for distribution to current shareholders; typesetting, proofing, printing, mailing and other costs of shareholder reports; expenses incidental to holding meetings of shareholders and Directors; security pricing services utilized by the Administrator; and any extraordinary expenses; will be borne by the Funds. Expenses incurred for distribution of securities of the Funds, including the typesetting, proofing, printing and mailing of prospectuses for persons who are not shareholders of the Funds, will be borne by the Funds' investment adviser.


   4.  Proprietary and Confidential Information

       The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of Aquinas Funds all records and other information relative to the Funds and prior, present or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Aquinas Funds, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Aquinas Funds.


   5.  Limitation of Liability

       (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by Aquinas Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding any other provision of this Agreement, and so long as the Administrator acts in good faith and without negligence, Aquinas Funds shall indemnify and hold harmless the Administrator from and against any and all actions, suits, claims, demands, losses, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Administrator may sustain or incur or which may be asserted against the Administrator by any person arising directly or indirectly out of any action taken or omitted to be taken by it in performing the services hereunder, or in reliance upon the instruction, advice, information or documents provided to the Administrator by any party described in Section 2 (b). (As used in this Section 5(a), the term "Administrator" shall include past and present directors, officers, employees and other corporate agents of the Administrator as well as the corporation itself.) The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

       (b) Any persons, even though also a director, officer, employee, shareholder or agent of the Administrator, who may be or become an officer, employee or agent of Aquinas Funds, shall be deemed, when rendering services to the Funds or acting on any business of the Funds (other than services or business in connection with the Administrator's duties hereunder), to be rendering such services to or acting solely for the Funds and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of the Administrator, even though paid by it.


   6.  Term

       (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. If not terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until December 31, 1998. Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.

       (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty (1) upon mutual consent of the parties or
   (2) by either party upon not less than sixty (60) days' written notice to the other party (which notice may be waived in writing by the party entitled to notice).

       (c) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Fund.

       (d) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or Aquinas Funds, the Administrator shall deliver the records of the Fund(s) and/or Aquinas Funds as the case may be to Aquinas Funds or person(s) designated by Aquinas Funds and thereafter Aquinas Funds or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of Aquinas Funds or a Fund(s), and Aquinas Funds requests the Administrator to provide services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.

   7.  Non-Exclusivity

       The services of the Administrator rendered hereunder are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. Aquinas Funds recognizes that from time to time directors, officers and employees of the Administrator may serve as directors, trustees, officers and employees of other corporations or trusts (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into administration, distribution, fund accounting or other agreements with such other corporations or trusts.


   8.  Governing Law; Invalidity

       This Agreement shall be governed by Wisconsin law. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


   9.  Notices

       Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention Miriam M. Allison, and notice to Aquinas Funds shall be sent to The Aquinas Funds, Inc., 5310 Harvest Hill Road, Suite 248, Dallas, Texas, 75230, Attention Frank Rauscher.


   10.  Counterparts

       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                 THE AQUINAS FUNDS, INC.
                                 ("Aquinas Funds")



                                 By: ________________________________



                                 SUNSTONE FINANCIAL GROUP, INC.
                                 ("Administrator")



                                 By: _______________________________
                                      President

                                   Schedule A
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                             The Aquinas Funds, Inc.
                                      and
                         Sunstone Financial Group, Inc.


                                  Name of Funds

                                Fixed Income Fund
                               Equity Income Fund
                               Equity Growth Fund
                                  Balanced Fund

                                   Schedule B
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                             The Aquinas Funds, Inc.
                                      and
                         Sunstone Financial Group, Inc.



   In consideration of the services rendered pursuant to this Agreement, Aquinas Funds will pay the Administrator a fee, computed daily and payable monthly, based on the Funds' aggregate average net assets at the annual rate of .23 of 1% on the first $50 million of average net assets, .20 of 1% on the next $50 million of average net assets, .10 of 1% on the next $150 million of average net assets, and .075 of 1% on average net assets in excess of $250 million, subject to an annual aggregate minimum of $185,000, plus out-of-pocket expenses. Fees shall be paid at a rate that would aggregate at least the applicable minimum fee.